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                                                                       EXHIBIT 5

                                                                October 26, 2000

Delta Air Lines, Inc.
1030 Delta Boulevard
Atlanta, Georgia 30320-6001

Re:      Delta Air Lines, Inc.
         Registration Statement on Form S-8

Gentlemen:

         I am Senior Attorney of Delta Air Lines, Inc., a Delaware corporation ("Delta"), and have acted as counsel for Delta in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the registration of 16 million shares of Delta Common Stock, par value $1.50 per share (the "Shares"), that may be issued pursuant to Delta 2000 Performance Compensation Plan (the "Plan") and the rights (the "Rights") to be issued with and attached to the Shares pursuant to the Rights Agreement dated as of October 24, 1996, as amended as of July 22,1999, between Delta and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

         In connection with this opinion, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of Delta and of public officials.

         The opinions expressed herein are limited in all respects to (1) the federal laws of the United States of America; and (2) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such Delaware laws; and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, I am of the opinion that upon the issuance of the Shares as provided in the Plan and the Rights attached thereto as provided in the Rights Agreement, the Shares and the Rights attached thereto will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                               Very truly yours,

                                               Susan Ellen Wolf
                                               Senior Attorney


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